Exhibit 10.46

DEED OF DEBENTURE

AMONG
INTELSAT FINANCE BERMUDA LTD.
AND
WILMINGTON TRUST FSB
as Collateral Trustee

THIS DEED OF DEBENTURE is dated the 28th day of June 2013

AMONG:

1.Intelsat Finance Bermuda Ltd, a company incorporated under the laws of Bermuda and having its registered office at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda (“IFB” or the “Chargor”); and

2.Wilmington Trust FSB, in its capacity as collateral trustee for the Secured Parties (as defined below) (in such capacity, the “Collateral Trustee”).

WHEREAS:

A.Intelsat Jackson Holdings S.A., as borrower (the “Borrower”), Intelsat (Luxembourg) S.A., the lenders from time to time party thereto (the “Lenders”), the Collateral Trustee, Bank of America, N.A. as Administrative Agent (the “Administrative Agent”) entered into a credit agreement dated as of January 12, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.The Borrower may, from time to time enter into Hedge Agreements (as hereinafter defined) and IFB and its Subsidiaries may from time to time enter into Treasury Services Agreements with one or more Hedging Creditors.

C.Pursuant to the terms of the Credit Agreement, IFB will be required to guarantee the payment and performance of the Obligations of the Borrower to the Secured Parties (the “Guarantee”).

D.It is a requirement under the Credit Agreement that the Chargor shall have executed and delivered this deed to the Collateral Trustee.

E.The Chargor will obtain benefits from, inter alia, the incurrence of Loans and the issuance of, and participation in, Letters of Credit under the Credit Agreement and the entering into by the Borrower and/or one or more of its Subsidiaries of Secured Hedging Agreements and, accordingly, desire to execute this deed in order to satisfy the condition described in the preceding paragraph and to induce the Lenders to make Loans and/or participate in, Letters of Credit and the Other Creditors to enter into Secured Hedging Agreements with the Borrower and/or one or more of its Subsidiaries.

NOW THEREFORE THIS DEED WITNESSES as follows:

1.DEFINITIONS AND INTERPRETATION

1.1    Definitions

In this deed unless contrary to or inconsistent with the context:

“Act” means the Conveyancing Act 1983 of Bermuda as amended.

“Agents” means the Collateral Trustee, the Syndication Agent, the Joint Lead Arrangers and, in the limited circumstances stipulated in the Credit Agreement, the Original Agents;

“Authorisation” includes:
a.any consent, registration, filing, agreement, notarisation, certificate, licence, approval, permit, authority or exemption from by or with a Governmental Authority; or

b.in relation to anything which may be proscribed or restricted in whole or in part by law or otherwise if a Governmental Authority intervenes or acts in any way within a specified period after lodgement, registration or other notification of any thing - the expiration of that period without intervention or action by that Governmental Authority;

“Authorised Officer” means:

a.in respect of the Collateral Trustee, any officer of the Collateral Trustee; and

b.in respect of the Chargor, a director or secretary or any other person appointed by the Chargor to act as an Authorised Officer for the purpose of this deed by notice to the Collateral Trustee, that notice to be accompanied by a certification that the specimen signatures of all new persons so appointed are in fact the signatures of those newly appointed persons;

“Banking Day” means a day on which the banks are generally open for business in both Hamilton, Bermuda and New York but does not include a Saturday or Sunday;

“Borrower” has the meaning ascribed to it in the recitals of this deed;

“Charged Property” means, in relation to the Chargor, all the present and future property assets, rights and undertakings of the Chargor of whatever kind and wherever situated including, without limitation, the property, assets and undertaking listed in Clause 3.2;

“Chargor” has the meaning ascribed to it in the recitals of this deed;

“Collateral Trustee” has the meaning ascribed to that expression in the recitals of this deed;

“Collateral Agency and Intercreditor Agreement” means the Collateral Agency and Intercreditor Agreement dated as of 12 January 2011, entered into by the Collateral Trustee, the Administrative Agent, the Borrower, each Guarantor (as defined in the Credit Agreement) and each holder (or representative or trustee thereof) from time to time of secured indebtedness permitted under [Section 10.2(k)] of the Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Companies Act” means the Companies Act 1981, and any rules made thereunder and includes any amendments thereto and any re-enactment or replacement thereof;
“Control” of a company or a trust includes the possession, directly or indirectly, of the power, whether or not having statutory, legal or equitable force and whether or not based on statutory, legal or equitable rights, directly or indirectly:
a.to control the membership of the board of directors of such company or of the trustee of such trust or of such trust; or

b.to control more than half of the voting power of such company; or

c.to hold more than half of the issued share capital of such company excluding any part of it that carries no right to participate beyond a specified amount in any distribution of profit or capital; or

d.to direct or cause the direction of any management and policies of such company or of the trustee of the trust or of the trust,

whether by means of trusts, agreements, arrangements, understandings, practices, the ownership of any interest in any Securities or stock or units of such company or of the trustee of such trust or of such trust, as the case may be, or otherwise;

“Credit Agreement” has the meaning ascribed to that expression in the recitals of this deed;

“Credit Documents” has the meaning ascribed to it in the Credit Agreement;

“Current Note” means a Note in the principal sum of $14,703,300,000 issued by Operations as of 11 December 2009;

“Dollars and $” mean the lawful currency for the time being of the United States of America;

“Event of Default” means any [Triggering Event under and as defined in the Collateral Agency and Intercreditor Agreement]/[Event of Default under, and as defined in, the Credit Agreement];

[“FCC” shall mean the Federal Communications Commission and any successor governmental agency performing functions similar to those performed by the Federal Communications Commission on the date hereof;

“FCC Licenses” shall mean all licenses, authorisations, waivers and permits issued to the Grantors or any of its Subsidiaries by the FCC pursuant to the Communications Act of 1934, as amended, and the written rules and regulations of the FCC;]

“Guarantee” has the meaning ascribed thereto in the recitals;

“Hedge Agreement” shall have the meaning given to it in the Credit Agreement;

“Insolvency Event” means the happening of any of these events in relation to a company or a trust:

a.an application is made to a court for an order and that application is not withdrawn or dismissed within 14 days of it being made, or an order is made, that such company be wound up;

b.a liquidator, provisional liquidator, trustee, administrator, receiver, receiver and manager, or agent of a mortgagee or Collateral Trustee is appointed in relation to such company or any of its assets whether held in its own right or as trustee and that person is not removed within 14 days of such appointment;

c.except to reconstruct or amalgamate while solvent on terms approved in writing by the Collateral Trustee:

i.such company enters into, or resolves to enter into, a scheme of arrangement or composition with, or assignment for the benefit of its creditors or any class of its creditors, or it proposes a re-organisation, moratorium or other administration including any of them; or

ii.such company resolves to wind itself up or otherwise dissolve itself, or gives notice of intention to do so;

d.such company is, states that it is, or becomes unable to pay its debts when they fall due or is deemed unable to pay its debts under the Companies Act or any other applicable legislation;

e.such company takes any step to obtain protection or is granted protection from its creditors under any relevant legislation;

f.a moratorium of any debts of such company or an official assignment or a composition or an arrangement, formal or informal, with such company's creditors or any similar proceedings or arrangement by which the assets of such company are submitted to the control of its creditors is applied for, ordered or declared; or

g.anything analogous or having a substantially similar effect to any of the events specified in this definition happens in relation to such company or the trust under the law of any applicable jurisdiction (including, without limitation, of Bermuda);

“Intellectual Property Rights” means all Intellectual Property and Software, in each case as defined in the US Security Agreement;

“Lenders” has the meaning ascribed to that expression in the recitals;

“Licence” means each licence, certificate, permit, document, registration, privilege, authority or consent issued or held in relation to the Charged Property, its use or any business carried on in relation to the Charged Property and any variation or renewal of any of them;

“Loans” means loans made pursuant to the Credit Agreement;

“Material Contracts” means any contract from time to time where the total committed revenue in respect of such contract is in excess of $25,000,000 (or its equivalent in other currencies) but excluding the Profit Participating Loan Facility and the Option;

“Note” means any promissory note issued by Operations to IFB evidencing an advance by IFB under the Profit Participating Loan Facility for a principal sum in excess of US$20,000,000, including the Current Note.

“Obligations” means the collective reference to:

a.the due and punctual payment of (x) the principal of and premium, if any, and interest at the applicable rate provided in the Credit Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (y) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (z) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower or any other Credit Party to any of the Secured Parties;

b.the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Credit Agreement and the other Credit Documents;

c.the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each other Credit Party under or pursuant to this U.S. Security Agreement or the other Credit Documents;

d.the due and punctual payment and performance of all obligations of each Credit Party under each Hedge Agreement that (x) is in effect on the Closing Date under the Credit Agreement with a counterparty that is a Lender or an affiliate of a Lender as of such Closing Date or (y) is entered into after such Closing Date with any counterparty that is a Lender or an affiliate of a Lender at the time such Hedge Agreement is entered into; and

e.the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to the Collateral Trustee or its affiliates arising from or in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds;

“Operations” means Intelsat Operations S.A. a société anonyme existing under the laws of Luxembourg with registered office at 4, rue Albert Borschette, L-1246 Luxembourg, and registered with the Luxembourg Registre de Commerce et des Sociétés under number B 156669;

“Option” means the option agreement dated as of 11 December 2009 (as amended, restated, supplemented or otherwise modified from time to time) between Operations and Intelsat Subsidiary (Gibraltar) Limited under which, inter alia, Operations grants to Intelsat Subsidiary (Gibraltar) Limited an option to purchase Operations’ satellite business;

“Permitted Lien” means any the lien created by this deed and any Lien permitted under the Credit Agreement;

“Powers” has the meaning ascribed to such expression in Clause 7;

“Profit Participating Loan Facility” means the loan facility dated as of 11 December 2009 (as amended, restated, supplemented or otherwise modified from time to time) between IFB and Operations under which, inter alia, IFB has agreed to make advances to Operations, which Profit Participating Loan Facility was assigned to IFB on or about the date hereof;
“Receiver” means a person appointed under this deed as receiver or receiver and manager (whether appointed jointly, severally, or jointly and severally);

“Recitals” means the Recitals of this deed;

“Secured Debt Agreements” means and includes (x) this deed and (y) the other Credit Documents;

“Secured Parties” means, collectively, (a) the Lenders, (b) the Collateral Trustee, (c) the Letter of Credit Issuer under the Credit Agreement, [(d) the Swingline Lender under the Credit Agreement, (e) the Syndication Agent under the Credit Agreement, (f) the Joint Lead Arrangers under the Credit Agreement, (g) each counterparty to a Hedge Agreement the obligations under which constitute Obligations, (h) the beneficiaries of each indemnification obligation undertaken by any Credit Party under the Credit Agreement or any document executed pursuant thereto and (i) any successors, indorsees, transferees and assigns of each of the foregoing;]

“Securities” means all securities owned or held by the Chargor from time to time having a fair market value in excess of [$10,000,000] and all options and warrants owned by the Chargor from time to time to purchase any securities;

[“Treasury Services Agreement” means any agreement with the Collateral Trustee relating to treasury, depository or cash management services or in connection with any automated clearing house transfer of funds;]

“US Security Agreement” means the US Security Agreement dated 12 January 2011 among various subsidiaries of the Borrower and the Collateral Trustee (as amended, restated, supplemented or otherwise modified from time to time) delivered pursuant to the Credit Agreement.

1.2    Interpretation

a.words (including, without limitation, defined terms) importing:

i.the singular include the plural and vice versa; and

ii.any gender includes all genders;

b.a reference to a party or person includes a reference to that party or person and its successors, substitutes (including, but not limited to, any party or person taking by novation), executors, administrators and assigns;

c.the word “person” includes a company and vice versa;

d.a reference to any thing or any matter (including, but not limited to, the Obligations, any other amount and the Charged Property) is a reference to the whole and any part of it;

e.a reference to a group of persons or parties is a reference to any 2 or more of them collectively and to each of them severally;

f.a covenant, representation or warranty in favour of 2 or more persons is for the benefit of them jointly and severally;

g.a covenant, representation or warranty on the part of 2 or more persons binds them jointly and severally;

h.a reference to this deed or, any other agreement includes any variation, novation or replacement of or supplement to any of them from time to time;

i.a reference to a Clause means a reference to a Clause of this deed;

j.where any “Clause” contains sub-clauses, paragraphs or sub-paragraphs, each sub-clause, paragraph and sub-paragraph however called may be read and construed separately and independently of each other;

k.a reference (whether specific or general) to a statute or to any other legislation includes any code, ordinance or other law, and any regulation, rule or by-law or other instrument made under it, and all official directives (if any) and all amendments, consolidations, re-enactments or substitutions of any of them from time to time;

l.a reference to a document includes any deed, agreement in writing, or any certificate, notice, instrument or other document of any kind;

m.“writing” and related expressions includes all means of reproducing words in a tangible and permanently visible form;

n.any agreement, undertaking, acknowledgment, condition or other term that is made or given by the Chargor or any other person is deemed to be a covenant by the Chargor or that other person as the case may be in favour of and for the benefit of the Collateral Trustee;

o.headings are inserted for guidance only and do not affect the interpretation of this deed;

p.an Event of Default is "subsisting" until it has been waived in writing by, or remedied to the satisfaction of, the Collateral Trustee;

q.notwithstanding anything in this deed to the contrary, the extent of the property charged hereunder shall be subject to the restriction contained in [Section 2(a)(xvi)] of the US Security Agreement Agreement and the expression “Charged Property” shall be construed accordingly; and

r.a term defined in the Credit Agreement and used in capitalised form but not defined in this deed has the same meaning in this deed as ascribed to it in the Credit Agreement.

2.COVENANT TO PAY AND CHARGE

2.1    The Chargor hereby covenants with the Collateral Trustee, as agent for the Secured Parties, that it will on demand of the Collateral Trustee discharge each and every of the Obligations of whatsoever nature which the Chargor may now or hereafter have to the Secured Parties, provided that neither such covenant nor the security constituted by this deed shall extend to or include any liability or sum which would, but for this proviso, cause such covenant or security to be unlawful or prohibited by any applicable law.

2.2    Charge

The Chargor, as beneficial owner, hereby charges all of the Charged Property to the Collateral Trustee as continuing security for the payment and discharge when due and payable of the Obligations.

3.NATURE OF CHARGE

3.1    Priority

The charges set forth herein shall take priority over all other Liens in the Charged Property, other than the Permitted Liens.

3.2    Nature of Charge

This charge is:

a.a fixed charge on all present and future:

i.unpaid capital;

ii.goodwill;

iii.interests in fixtures, buildings, plant, equipment and machinery;

iv.beneficial interest, claim or entitlement in any pension fund;

v.rights, title, interests and benefits in, to or in respect of the Profit Participating Loan Facility;

vi.Securities, Liens, instruments (negotiable or otherwise), insurance policies and documents of title at any time deposited with the Collateral Trustee by the Chargor for any purpose;

vii.Intellectual Property Rights;

viii.books of account, invoices, statements, ledger cards, computer software and records and other media relating to the Chargor’s business transactions;

b.a floating charge on the rest of the Charged Property.

3.3    Assignment

The Chargor assigns absolutely to the Collateral Trustee Agent by way of security all of the Chargor’s rights, title, benefit and interest in and to all Material Contracts.

3.4    Conversion of floating charge to fixed charge by notice

The Collateral Trustee may at any time by notice in writing to the Chargor convert the floating charge created by Clause 3.2 (b) with immediate effect into a fixed charge as regards any property or assets specified in such notice if an Event of Default has occurred and is continuing.

3.5    Crystallisation of floating charge

Notwithstanding Clause 3.4, and without prejudice to any law relating to the automatic conversion of a floating charge into a fixed charge, if:

a.the Chargor either creates or attempts to create any Lien over any part or parts of the Charged Property (other than the Permitted Liens);

b.any person levies or attempts to levy any distress, execution or other process against any part or parts of the Charged Property; or

c.a resolution is passed or an order is made for the winding up or dissolution, of the Chargor;

the floating charge created by Clause 3.2(b) shall automatically (without notice) be converted with immediate effect into a fixed charge as regards such part or parts.

3.6    De-Crystallisation

a.At any time after this deed has taken effect as a fixed charge over the Charged Property the Collateral Trustee may give notice in writing to the Chargor releasing the Charged Property from that fixed charge.

b.When the Charged Property is released from the fixed charge under Clause 3.6(a), the Charged Property will again be subject to:

i.the floating charge under Clause 3.2(b); and

ii.the further operation of Clause 3.5 and this Clause 3.6.

3.7    Account for book debt and other proceeds

a.Subject to the provisions of this deed, if the floating charge crystallises under Clause 3.6 over the proceeds of any debts or other moneys, then the Chargor must ensure that those proceeds it receives are paid to an account specified by the Collateral Trustee.

b.Failure or delay by the Collateral Trustee to require the Chargor to comply with Clause 3.8(a) will not constitute a waiver.

c.Without prejudice to Clause 3.8(b), if the Collateral Trustee waives or is deemed to have waived the requirements of Clause 3.8(a), this charge shall still operate as a fixed charge over the relevant debt or other asset in respect of which the relevant proceeds are payable or receivable.

4.CHARGOR'S COVENANTS

4.1    Positive covenants

The Chargor agrees to:

a.obtain Authorisation: obtain, punctually renew and comply with the terms of each Authorisation necessary to enter into this deed, observe obligations under it and permit it to be enforced;

b.Authorisations: provide copies to the Collateral Trustee of all authorisations of any kind required for or in connection with the validity, enforceability, performance and intended effect of this deed; and

c.compliance with Credit Documents: fully comply with, observe and perform all of its obligations under this deed and the Credit Document to which it is a party.

4.2    Prohibited dealings with Charged Property

Except as otherwise permitted under the Secured Debt Agreements, the Chargor may not, without the Collateral Trustee's prior written consent:

a.disposal of Charged Property over which charge is fixed: dispose of, deal with or part with possession of any estate or any interest in the Charged Property over which this charge is a fixed charge;

b.disposal of Charged Property over which charge is floating: dispose of, deal with or part with possession of any interest in the Charged Property over which this charge is a floating charge except in the ordinary course of its business;

c.other Liens: except as contemplated by this deed, create, purport or attempt to create or permit to come into existence a Lien which attaches to any part of the Charged Property (other than this charge) or otherwise affects the Charged Property except a Lien which arises by operation of law or statute to secure an amount payable to any authority which amount has been due for payment for no more than 14 days and except for Permitted Liens;

d.rights adversely affected: do any act or permit any thing which would frustrate postpone, defeat, extinguish, suspend or adversely affect the Collateral Trustee's rights in relation the Charged Property or under this deed or any Credit Document to which it is a party;

e.take action: take any action or omit to take any action which action or inaction could materially adversely affect the Collateral Trustee's Powers in relation to the Charged Property;

f.call up uncalled capital: call up or receive in advance of calls its uncalled capital;

g.validity of charge: do or permit any act matter or thing to be done which may lessen or impair the efficacy or validity of this charge over the Charged Property or do, suffer or be a party or privy to any act or thing whereby or by means whereof any of the Charged Property or the Collateral Trustee's interest under this deed is or may be impeached, charged, affected or encumbered;

h.no partnership or joint venture: enter into any profit sharing arrangement in relation to its Charged Property or any partnership or joint venture in relation to the Charged Property with any other person.

4.3    Further assurances

The Chargor shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Collateral Trustee may reasonably specify (and in such form as the Collateral Trustee may reasonably require in favour of the Collateral Trustee or its nominee(s)) -

a.to create and maintain the security constituted or intended to be constituted in respect of the Charged Property (which may include the execution by the Chargor of a mortgage, charge or assignment over all or any of the assets forming part of the Charged Property) or for the exercise of the rights of the Collateral Trustee hereunder;

b.to facilitate the realisation of the Charged Property when an Event of Default has occurred and is continuing.

4.4    Registration

The Collateral Trustee may register this deed at the Chargor’s expense as a charge on any appropriate register and the Chargor agrees to obtain all necessary consents under any Lien over the Chargor’s assets created before this deed. The Chargor agrees to execute or procure the execution of all documents required by the Collateral Trustee which are necessary or in the Collateral Trustee's reasonable opinion desirable to register this charge.

4.5    Profit Participating Loan Facility

a.The Chargor shall forthwith upon the execution of this deed deliver to the Collateral Trustee the Current Note.

b.The Chargor shall forthwith upon Operations issuing any Note (other than the Current Note) deliver to the Collateral Trustee such Note.

c.At any time prior to the security created by this deed becoming enforceable, the Chargor shall be entitled to receive and retain all repayments of capital, interest and other money arising from the Profit Participating Loan Facility provided that at any time after the security created hereby has become enforceable, the Collateral Trustee may as directed in accordance with the Collateral Agency and Intercreditor Agreement (in the name of the Chargor or otherwise and without any further consent or authority from the Chargor):

i.exercise (or refrain from exercising) any powers and rights attaching to or conferred by the Profit Participating Loan Facility, in each case in such manner as the Collateral Trustee may be directed in accordance with the Collateral Agency and Intercreditor Agreement;

ii.apply all capital, interest and other monies arising from or pursuant to the Profit Participating Loan Facility as if they were proceeds of sale under this deed; and

iii.take such steps as it deems appropriate including, without prejudice, the rights conferred by Clause 13 (Power Of Attorney), to ensure that the title in each of the Notes is transferred to the Collateral Trustee (or its nominee).

4.6    Authority to complete blanks

If an Event of Default has occurred and is continuing, the Collateral Trustee or an Authorised Officer of the Collateral Trustee may complete in favour of the Collateral Trustee or anyone purchasing under the Powers given by this deed any instrument executed by or on the Chargor’s behalf in blank and deposited with the Collateral Trustee in relation to this deed.

5.COLLATERAL TRUSTEE'S RIGHT TO RECTIFY

The Collateral Trustee may do or cause to be done anything which the Collateral Trustee thinks fit to make good or attempt to make good anything which ought to have been done by the Chargor under this deed but which has not been done or which the Collateral Trustee reasonably considers has not been done properly.

6.REPRESENTATIONS AND WARRANTIES

6.1    Representations and warranties

The Chargor represents and warrants that:

a.good title: it is the absolute beneficial owner of and has good right and title (free and clear of any third party right or interest whatever including, but not limited to, any Lien in any of the Charged Property (other than the Permitted Liens) to charge the Charged Property in the manner provided by this deed) and the Charged Property is free from Liens;

b.power: it has power to enter into, observe and perform its obligations under this deed;

c.authorisation: it has in full force and effect the authorisations necessary to enter into and deliver (where applicable) this deed, and to observe and perform all obligations under it, and permit it to be enforced;

d.enforceable: its obligations under this deed are valid, binding and enforceable against it in accordance with their respective terms subject to applicable bankruptcy, insolvency, reorganisation, moratorium or similar laws affecting the enforcement of creditors’ rights generally;

e.ranking: once registered pursuant to Section 55 of the Companies Act, its obligations under this deed will rank in priority to all its unsecured and unsubordinated indebtedness except liabilities mandatorily preferred by law;

f.benefits by execution: its board of directors at a duly convened meeting has confirmed that it considers that the Chargor benefits by executing this deed;

g.no violation of laws: the execution, delivery and performance of this deed do not violate and have not violated any provision of any existing Bermuda law or to its knowledge foreign law or governmental directive having the force of law, any ruling, Authorisation, judgment, decree, Liens or any foreign exchange controls or any regulation;

h.duly incorporated: it has been duly incorporated as an exempted company limited by shares in accordance with the laws of Bermuda, is validly existing under those laws and has power and authority to own its own assets and to carry on its business as it is now being conducted;

i.no pending action: other than as disclosed to the Collateral Trustee in writing, there is no pending or so far as it is aware, threatened litigation, arbitration, dispute or administrative proceeding, which it is capable of affecting any of the Charged Property before a court, Governmental Authority, commission, or arbitrator which could reasonably and objectively be considered to have a Material Adverse Effect;

j.no immunity: neither it nor any of its assets has immunity from jurisdiction of a court or from legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise);

k.corporate notices filed: it has made all filings and registrations required under the laws of Bermuda and all other relevant jurisdictions and all such filings and registrations are current, complete and accurate;

l.no Liens: there is no Lien over the legal or beneficial interest in any of the Charged Property other than a Lien created by this deed or pursuant to another Secured Debt Agreement and Permitted Liens;

m.securities fully paid: all Securities constituting part of the Charged Property are fully paid;

n.no Authorisations: the execution, delivery and performance by the Chargor of this deed do not require any authorisations of any kind, which have not been obtained;

o.solvency: it is able (and upon execution of this deed will continue to be able) to meet its liabilities as they fall due for payment and (based upon its most recent quarterly management accounts) the value of its assets exceed the value of its liabilities, taking into account any contingent or prospective liabilities; and

p.no trust: it does not hold any interest in the Charged Property as trustee of any trust.

7.POWER ON DEFAULT

7.1    When Security becomes enforceable

The security constituted by this deed shall become enforceable immediately and the power of sale and other powers conferred by Section 30 of the Act (applied in respect of personal property as well as real property), as varied or amended by this deed, shall be immediately exercisable upon and at any time after the occurrence of an Event of Default.

7.2    Power on default

For the purposes of all powers implied by statute, the Obligations are deemed to have become due on the date of this deed. The powers of the Collateral Trustee by virtue of this deed shall not be limited to those specified in Section 30 of the Act. Section 31 of the Act (regulation of exercise of the power of sale) and Section 29 of the Act (restriction on consolidation of mortgages), to the extent that those provisions are applicable, do not apply to the security constituted by this deed. The statutory powers of leasing conferred on the Collateral Trustee are extended so as to authorise the Collateral Trustee to lease, make agreements for leases, accept surrenders of leases and grant options as the Collateral Trustee may think fit and without the need to comply with any provision of the Act.

If an Event of Default occurs and is subsisting the Collateral Trustee shall have all the rights, powers, authorities, discretions or remedies available to the Collateral Trustee, any Receiver, agent or attorney under this deed, or any applicable rule of law or equity, and shall be entitled without notice to exercise such rights and powers to the fullest extent except where such exercise would be prohibited by Bermuda law. The Collateral Trustee may exercise any rights and powers conferred under this Clause 7 (each a “Power” and collectively the “Powers”) in such manner and on terms which the Collateral Trustee in its reasonable discretion thinks fit, but without any obligation and without prejudice to any other Powers of the Collateral Trustee whether express or implied or otherwise and notwithstanding any prior delay, non-exercise or waiver of any such Power.

7.3    Without prejudice to any Powers conferred on the Collateral Trustee by the operation of Clause 7.1, the Collateral Trustee may at any time and from time to time do one or more of the following:

a.employ any person: employ or engage and remunerate any person in relation to or delegate to any person, any of the Collateral Trustee's Powers under this deed and dismiss any such person;

b.enter into contracts: enter into all necessary contracts, arrangements and documents for or in relation to the performance of any of the Collateral Trustee's Powers under this deed;

c.do anything to protect this deed: do or cause to be done anything necessary to protect the priority of this deed, and to protect the Chargor' or the Collateral Trustee's estate or interest in the Charged Property, to enforce this deed, to recover the Obligations or to protect or enhance the Charged Property;

d.exercise all powers: exercise all powers, including, but not limited to, those of the Chargor’s directors, in relation to the transfer of shares held by any person in the Chargor;

e.delegate Powers: without limiting Clause 7.2 (a), delegate any of its Powers to any person including this power of delegation for any period; and

f.incidental powers: do anything necessary in relation to or incidental to the exercise of any of the Collateral Trustee's Powers under this deed.

7.4    Notice not required

The Collateral Trustee need not give any notice, demand, or other communication to the Chargor or permit time to elapse before exercising any of its Powers under this deed unless notice or demand or lapse of time is required by a law which cannot be excluded or is otherwise required hereunder.

7.5    No liability to account

The Collateral Trustee will not by reason of taking possession of the Charged Property be liable to account as mortgagee in possession or liable for anything except actual receipts or be liable for any loss upon realisation or damage or for any default or omission for which a mortgagee in possession could be liable except to the extent caused by gross negligence or wilful default.

8.APPOINTMENT OF RECEIVER

8.1    Appointment

Following the occurrence of an Event of Default which is subsisting, the Collateral Trustee may appoint a Receiver of the Charged Property or the income and profits from the Charged Property or both.

8.2    Powers

Subject to any specific limitations in the terms of appointment, any Receiver appointed shall have all of the powers conferred on receivers by law or equity, in addition to all of the Powers under this deed conferred on the Collateral Trustee by Clause 7, each of which Powers under this deed is to be construed as if a reference to the Collateral Trustee includes a reference to the Receiver. The Power to appoint a Receiver over all the Charged Property may be exercised whether or not a Receiver has already been appointed over part of it.

8.3    Joint and several appointment

Where two or more Receivers of the Charged Property are appointed, the Collateral Trustee may provide in the terms of their appointment that their Powers vest in them jointly, severally, or jointly and severally.

8.4    Removal

The Collateral Trustee may remove a Receiver. If a Receiver is removed then the Collateral Trustee may appoint a new Receiver without prejudice to the Power to appoint a further Receiver at any time.

8.5    Retirement or death

If a Receiver retires or dies, the Collateral Trustee may appoint a new Receiver.

8.6    Remuneration

The Collateral Trustee may fix the remuneration of any Receiver at a rate determined by the Collateral Trustee from time to time.

8.7    Agent of Chargor

A Receiver is the Chargor’s agent and the Chargor is solely responsible for the acts and defaults of and the remuneration payable to the Receiver.

8.8    Payment to Receiver by Collateral Trustee form part of Obligations

In the exercise of any of the Receiver's Powers the Collateral Trustee may at the request of a Receiver advance and pay to him any moneys or provide whatever financial accommodation in each case as the Collateral Trustee thinks fit and all moneys so advanced or paid and accommodation so provided will be deemed moneys advanced on the Chargor’s account and form part of the Obligations.

8.9    No enquiry necessary

A person paying money to or dealing with a Receiver need not be concerned to enquire whether or not the Receiver is authorised to act.

8.10    Delegation

A Receiver may delegate his Powers, including this power of delegation, to any person for any period.

9.EXPENSES AND INDEMNITY

9.1    Expenses

The Chargor shall, from time to time on demand of the Collateral Trustee, reimburse the Collateral Trustee for all the reasonable costs and expenses (including legal fees) on a full indemnity basis incurred by it in connection with -

a. the negotiation, preparation and execution of this deed and the completion of the transactions and perfection of the security intended to be constituted by this deed; and

b. the exercise, preservation and/or enforcement of any of the rights, Powers and remedies of the Collateral Trustee or the security intended to be constituted by this deed or any proceedings instituted by or against the Collateral Trustee as a consequence of taking or holding the security intended to be constituted by this deed or enforcing the rights, Powers and remedies of the Collateral Trustee.

9.2    Indemnity

The Chargor indemnifies and agrees at all times to keep indemnified the Collateral Trustee, any Receiver, and any attorney appointed under this deed, against any liability or loss arising from, and any costs, charges, expenses and liabilities incurred in relation to:

a.the payment, omission to make payment or delay in making payment of an amount referred to in Clause 9.1;

b.an Event of Default;

c.all actions, proceedings, costs, claims and demands in relation to the Charged Property; and

d.the proper exercise of the power of attorney given to the Collateral Trustee under Clause 13,

and in each case, excluding wilful misconduct or fraud on the Collateral Trustee's part, but including, without limitation, reasonable legal costs and expenses on a full indemnity basis. Such liabilities, losses, costs, charges, and expenses include, without limitation, the amount determined in good faith by the Collateral Trustee as being incurred because of the liquidation or re-employment of funds acquired or contracted for by the Collateral Trustee to fund or maintain the Obligations.

10.APPLICATION OF PROCEEDS

10.1    All monies collected by the Collateral Trustee upon any sale or other disposition of the Charged Property pursuant to the terms of this deed, together with all other monies received by the Collateral Trustee hereunder, shall be applied in the manner provided in [Section 5.4] of the US Security Agreement.

10.2    It is understood and agreed that the Chargor shall remain jointly and severally liable with respect to its Obligations to the extent of any deficiency between the amount of the proceeds of the Charged Property charged by it hereunder and the aggregate amount of such Obligations.

11.COLLATERAL TRUSTEE'S RIGHTS

11.1    Demand for payment

The Collateral Trustee may vary, exchange, renew, release, assign, refuse to complete or to enforce any judgment, indemnity, guarantee or other Lien or instrument negotiable or otherwise held by the Collateral Trustee and whether satisfied by payment or not, without affecting or discharging the Chargor’s liability under this deed.

11.2    Right of payment

The Collateral Trustee's right to payment of the Obligations arising in any way (including, but not limited to, under a negotiable instrument or another contract with the Chargor) does not merge with the Chargor’s undertaking to pay the Obligations under this deed.

11.3    No merger of security interest

This deed does not merge with, postpone, lessen or otherwise prejudicially affect any other Lien to which the Collateral Trustee is entitled.

11.4    No merger of judgment

The Collateral Trustee will hold any judgment or order which the Collateral Trustee obtains against the Chargor in respect of the Obligations collaterally with this deed, and this deed does not merge in such judgment or order.

11.5    Running security

This deed shall remain in full force be binding in accordance with and to the extent of its terms upon the Chargor and the successors and assigns thereof and shall inure to the benefit of the Collateral Trustee and the other Secured Parties and their respective successors, indorsees, transferees and assigns until all Obligations under the Credit Documents (other than any contingent indemnity obligations not then due) and the obligations of the Chargor under this deed shall have been satisfied by payment in full, the Commitments shall be terminated and no Letters of Credit shall be outstanding (unless collateralized to the satisfaction of the Collateral Trustee, in its sole discretion), notwithstanding that from time to time during the term of either of the Credit Agreement and any Hedge Agreement the Credit Parties may be free from any Obligations.

11.6    Custody of deeds

Without limiting the generality of the foregoing, until this deed is discharged, the Chargor agrees, on notice in writing from the Collateral Trustee, to deposit with the Collateral Trustee, or as it may direct, or as soon as the Chargor receives them, and the Collateral Trustee may retain custody of, all instruments or documents of title relating to:

a.assets over which this deed operates as a fixed charge; and

b.anything evidencing a Lien and any document of title given to the Chargor to secure the payment of a monetary obligation to the Chargor.

11.7    Reinstatement of Collateral Trustee's rights

If a claim is made that all or part of a payment, obligation, settlement, transaction, conveyance or transfer in relation to the Obligations is void, voidable or unenforceable under any law relating to Insolvency Events or the protection of creditors or for any other reason and the claim is unpaid, conceded or compromised, then:

a.the Collateral Trustee is entitled immediately as against the Chargor to the rights in relation to the Obligations to which it would have been entitled if all or that part of that payment, obligation, settlement, transaction, conveyance or transfer had not taken place;

b.the Chargor agrees to do any act and sign any document promptly on the Collateral Trustee's request to restore immediately to the Collateral Trustee any Lien held by it from the Chargor immediately before that payment, obligation, settlement, transaction, conveyance or transfer if such amounts are not paid within 7 days of the due date; and

c.the Collateral Trustee is entitled to prosecute and defend any proceedings in relation to any claim under this Clause 11.7 and the reasonable charges and expenses incurred by the Collateral Trustee may at its discretion be deemed to form part of the Obligations.

11.8    Combine accounts

If an Event of Default occurs and is subsisting, the Collateral Trustee may from time to time:
a.despite any course of dealing between the Collateral Trustee and the Chargor or that the Obligations have been or are expressed to have been advanced on any two or more accounts or any specified account or that the accounts are with different departments or branches or divisions of the Collateral Trustee or that any one account or more stands in credit, without notice to the Chargor, combine and amalgamate the accounts or any two or more of them; and

b.without further authority other than this deed, debit and charge any account of the Chargor in the books of the Collateral Trustee, or any Affiliate of the Collateral Trustee with all or any of the amounts falling within the definition of the Obligations.

11.9    Collateral Trustee may assign

The Collateral Trustee may assign its rights and benefits under this deed in accordance with the provisions forth the in Credit Agreement.

11.10    Chargor’s continuing liability

The Chargor’s liabilities under this deed and the Powers of the Collateral Trustee, a Receiver or an attorney appointed under this deed are not affected or discharged by anything which might otherwise affect them at law or in equity, including, but not limited to, one or more of the following:

a.the granting to the Chargor or any other person of any time or other indulgence or consideration;

b.the Collateral Trustee failing or neglecting to recover any of the Obligations by the realisation of any Credit Document or other security or otherwise;

c.any laches, acquiescence, delay, acts, omissions or mistakes on the part of the Collateral Trustee or any other person or both of them;

d.the release, discharge, abandonment or transfer (whether wholly or partially and with or without consideration) of any Lien, judgment or negotiable instrument now or after held or recovered by the Collateral Trustee from or against the Chargor or any other person for the purpose of securing the Obligations;

e.the Chargor’s' relevant obligations (where there are two or more persons identified as the Chargor) arising from different Credit Documents; and

f.any other act, matter or thing which but for this Clause 11.10 could discharge the Chargor from its liabilities under this deed.

11.11    No deductions

All payments of Obligations are to be paid to the Collateral Trustee free of exchange and of all deductions (including, but not limited to, Taxes), set-offs, defences, withholding and counter-claims at such place in [New York] as the Collateral Trustee from time to time directs.

11.12    Marshalling

The Collateral Trustee is not under any obligation to marshall or appropriate in the Chargor’s favour or to exercise, apply or recover any Lien whatever held by the Collateral Trustee at any time or any of the funds or assets that the Collateral Trustee may be entitled to receive or claim.

11.13    The Collateral Trustee and the other Secured Parties

The Collateral Trustee will hold in accordance with this deed all items of the Charged Property at any time received under this deed for the benefit of the Secured Parties. It is expressly understood, acknowledged and agreed by each Secured Party that by accepting the benefits of this deed each such Secured Party acknowledges and agrees that the obligations of the Collateral Trustee as holder of the Charged Property and interests therein and with respect to the disposition thereof, and otherwise under this deed, are only those expressly set forth in this deed. The Collateral Trustee shall act hereunder on the terms and conditions set forth herein in the Credit Agreement, the Collateral Agency and Intercreditor Agreement and in the U.S. Security Agreement, the terms of which shall be deemed incorporated herein by reference as fully as if the same were set forth herein in their entirety.

12.MISCELLANEOUS

12.1    [FCC Licenses and Regulatory Matters [Appleby Note: Required?]

a.Notwithstanding anything to the contrary in this deed, the Collateral Trustee shall not take any action pursuant to this deed (including any action that would constitute or result in an assignment of any FCC License or a direct or indirect change of control of the Chargor if such assignment of FCC License or direct or indirect change of control would require under any Requirement of Law in effect at that time, the prior approval of the FCC), unless and until any applicable Requirement of Law has been satisfied with respect to such action and there have been obtained such consents, approvals and authorisations (if any) as may be required under the terms of any license or operating right held by the Chargor or any other party to the Credit Agreement (or any entity under their control).

b.Without limiting the generality of preceding Clause (a), the Collateral Trustee (on behalf of itself and the Secured Parties) hereby agrees that (a) to the extent required by applicable law, voting and consensual rights in the ownership interest of the Chargor (the “Pledged Interest”) will remain with the holders of such voting and consensual rights after and during the continuance of an Event of Default unless and until any required prior approvals of the FCC to the transfer of such voting and consensual rights to the Collateral Trustee shall have been obtained; (b) upon the occurrence and during the continuance of an Event of Default, if required by applicable law, any foreclosure of the Pledged Interest pursuant to this deed shall be effected either through a private or public sale of the Pledged Interest; and (c) prior to the exercise of voting or consensual rights by the purchaser, to the extent required by applicable law, at any such sale, the prior consent of the FCC pursuant to 47 U.S.C. § 310(d) will be obtained, as well as such licenses, approvals, authorisations and consents as may be required by the U.S. Department of State pursuant to the International Traffic in Arms Regulations; the U.S. Department of Commerce pursuant to the Export Administration Regulations; the U.S. Department of Defence pursuant to the National Industrial Security Program issued pursuant to Executive Order 12829; the Committee on Foreign Investment in the United States pursuant to the Exon Florlo amendment to the Defence Production Act and implementing regulations; the U.S. Department of Treasury pursuant to the Foreign Asset Control Regulations; and the U.S. Department of Justice, the Federal Bureau of Investigation and the U.S. Department of Homeland Security regarding potential national security, law enforcement and public safety issues.

c.It is the intention of the parties hereto that the grant of security interests hereunder (including, without limitation, the creation thereof) in favour of the Collateral Trustee on the Charged Property, to the extent such Charged Property is subject to and governed by the requirements rules and regulations of the FCC, shall in all relevant aspects be subject to and governed by said requirements, rules and regulations and that nothing in this deed shall be construed to diminish the control exercised by the Chargor with respect to such Charged Property except in accordance with the provisions of such statutory requirements, rules and regulations. The Chargor agrees that upon the request from time to time by the Collateral Trustee it will actively pursue obtaining governmental, regulatory or third party consents, approvals or authorisations referred to in this Clause 23.7, including, upon any request of the Collateral Trustee following the occurrence of an Event of Default, the preparation, signing and filing with (or causing to be prepared, signed and filed with) (i) the FCC of any application or application for consent to the assignment of the FCC Licenses or transfer of control required to be signed by the Chargor and/or the relevant party to the Credit Agreement holding the FCC Licenses necessary or appropriate under the FCC's rules and regulations for approval of any sale or transfer of any of the Pledged Interests or the assets of the Chargor or any transfer of control in respect of any FCC License, and (ii) the U.S. Department of State pursuant to the International Traffic in Arms Regulations; the U.S. Department of Commerce pursuant to the Export Administration Regulations; the U.S. Department of Defence pursuant to the National Industrial Security Program issued pursuant to Executive Order 12829; the Committee on Foreign Investment in the United States pursuant to the Exon Florio amendment to the Defence Production Act and implementing regulations; the U.S. Department of Treasury pursuant to the Foreign Asset Control Regulations; and the U.S. Department of Justice, the Federal Bureau of Investigation and the U.S. Department of Homeland Security regarding potential national security, law enforcement and public safety issues; as applicable, of any application for consent to transfer the Pledged Interests or the assets of the Chargor necessary or appropriate under such regulations.

12.2    Exclusion of ECA Collateral

Notwithstanding anything in this deed to the contrary, the term “Charged Property” shall not include and the security granted under this deed shall not include any ECA Collateral.]

12.3    No duty to enquire

In the exercise of any Power given to the Collateral Trustee or a Receiver, agent or an attorney under this deed, no purchaser, lessee, registrar of titles or other officer acting on its behalf or any other person need enquire into any of the following matters or anything in relation to them:

a.whether Obligations are in fact owing or payable;

b.whether an Event of Default has occurred;

c.whether a Power which the Collateral Trustee or a Receiver, agent or attorney has exercised or purported to exercise has been properly exercised;

d.whether a Receiver, agent or attorney has been properly appointed; or

e.any other thing in relation to the exercise or purported exercise of a Power by an Collateral Trustee or a Receiver, agent or an attorney under this deed.

12.4    Variation

None of the terms and conditions of this Charge may be changed, waived, modified or varied in any manner whatsoever except in accordance with the requirements specified in [Section 14.1] of the Credit Agreement.

12.5    Exercise of Powers

The Collateral Trustee, a Receiver, an agent or an attorney appointed under this deed:

a.is entitled to exercise its Powers at its discretion and either alone or concurrently with another Power and despite any previous delay, waiver or prior non-exercise or partial or attempted exercise of any one or more of them; and

b.will not be liable or accountable for any loss occasioned by the omission, delay or non-exercise of any of its Powers or for any loss occasioned by the exercise or partial or attempted exercise of them nor for any other description of involuntary loss however that loss may be incurred except wilful misconduct or fraud on the Collateral Trustee's part.

12.6    Cumulative rights

The powers provided in this deed are cumulative with and not exclusive of powers provided by law or equity independently of this deed.

12.7    Time of essence

Time is of the essence of this deed in respect of an obligation of the Chargor to pay money.

12.8    Chargor to bear costs

Except as expressly stated to the contrary, anything which the Chargor is required to do under this deed must be done at the Chargor’s expense.

12.9    Set-off

The Collateral Trustee, at its discretion, may at any time and from time to time after the occurrence of an Event of Default which is subsisting, with notice at any time after such occurrence to the Chargor, deduct from and retain out of any credit balance in any currency in any account of the Chargor with the Collateral Trustee any amount as the Collateral Trustee thinks fit and apply it toward satisfaction of all or any amounts falling within the definition of "Obligations". The Collateral Trustee agrees to notify each the Chargor after any such set-off and application, but failure to give notice does not affect the validity of any set-off and application. The Collateral Trustee's rights under this Clause 12.7 are in addition to other rights and remedies (including, but not limited to, other rights of set-off) which the Collateral Trustee may have.

12.10    Consents and approvals

The Collateral Trustee, a Receiver or an attorney appointed under this deed may withhold its consent or approval or give it, conditionally or unconditionally, in its reasonable discretion unless this deed expressly provides otherwise.

12.11    Deed binding

Until after the end of the Term, all moneys payable under this deed are payable by the Chargor notwithstanding:

a.an Insolvency Event has occurred in respect of the Chargor; or

b.the relationship of banker and customer between the Collateral Trustee and the Chargor (if applicable) has ceased.

12.12    Confidentiality

The Collateral Trustee shall be under the same duties of confidentiality to the Chargor, and shall have the same discretions and entitlements regarding information relating to the Chargor as the duties, discretions and entitlements respectively imposed, enjoyed and conferred upon, by and on the Lenders by [Section 13.15] of the Credit Agreement.

12.13    Severability

Each of the covenants of this deed are severable and distinct from one another and if at any time any one or more of the provisions of this deed is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired.

12.14    Moratorium legislation

No existing or future moratorium, financial emergency or other legislation will apply to this deed, the Obligations or the Charged Property except to the extent that its exclusion is prohibited or rendered ineffective by law.

12.15    Survival

a.All representations and warranties in this deed survive the execution and delivery of this deed and the provision to the Chargor of any financial accommodation.

b.Each indemnity in this deed is a continuing obligation and constitutes a separate and independent obligation on the person giving the indemnity. Each such indemnity also survives the termination of this deed.

12.16    No waiver

a.Any amendment or waiver of any provision or any instrument delivered under this deed or consent to any departure by the Chargor from this deed pursuant to Clause 12.17 is in any event effective only in the specific instance and for the specific purpose for which given.

b.No failure on the part of the Collateral Trustee nor any delay in exercising any right under this deed operates as a waiver nor does any single or partial exercise of any right preclude any other or further exercise of it or the exercise of any other right.

12.17    Discharge

a.The Collateral Trustee agrees, at the Chargor's request, to execute a discharge of the Charged Property from this deed after this deed ceases to be effective in accordance with Section 11.5. No discharge from this deed by the Collateral Trustee will release the Chargor, any other person from its personal liability under this deed until all the Obligations have in fact been received by the Collateral Trustee and are not liable for whatever reason to be disgorged.

b.The Charged Property, or a portion thereof, shall also be released in the same manner and on the same conditions as contained in [Sections 6.5(b) and (c)] of the US Security Agreement.

c.In connection with any release of Charged Property pursuant to Sections 12.17(a) and (b), the Chargor shall be entitled to evidence of such release or termination in the same manner as set forth in [Section 6.5(d)] of the US Security Agreement.

d.Neither the Collateral Trustee nor the Chargor shall have any liability whatsoever to any other Secured Party as the result of any release of Charged Property by it in accordance with (or which the Collateral Trustee in good faith believes to be in accordance with) this Clause 12.17.

12.18    Liability for receipts

The receipt of the Collateral Trustee or an Authorised Officer of the Collateral Trustee or a Receiver for any money receivable by the Collateral Trustee or a Receiver in relation to this deed exonerates the payer from:

a.liability to enquire whether Obligations are in fact owing or have become payable;

b.liability for the money paid or expressed to be received; and

c.being concerned to see the application of, or being answerable or accountable for any loss or misapplication of, the amount specified in the receipt.

12.19    Waiver of Breach

Where the Chargor commits any breach of its obligations under this deed or any other Secured Debt Agreement or otherwise an Event of Default occurs, the Chargor will not be entitled to claim or set-up any waiver of the Collateral Trustee’s Powers unless the Collateral Trustee has given to the Chargor a certificate in writing under the hand of an authorised officer confirming that the breach has been waived.

13.POWER OF ATTORNEY

13.1    Appointment

The Chargor appoints during the continuance of this deed the Collateral Trustee and each Authorised Officer of the Collateral Trustee and each Receiver severally to be its attorney, to be exercised only during the continuance of an Event of Default.

13.2    Powers of attorney

Each attorney may after the occurrence and during the continuance of an Event of Default which is subsisting in the Chargor’s or the attorney's name, do observe or make anything which:

a.is expressly or impliedly to be done, observed or made by the Chargor under this deed;

b.the Collateral Trustee is under this deed or by statute empowered to do; or

c.is necessary to give effect to this deed and to any Power conferred on the Collateral Trustee,

and this power of attorney given for valuable consideration, is irrevocable until after the end of the Term.

13.3    Ratification and confirmation

The Chargor agrees to ratify and confirm any act or thing done on its behalf by an attorney or its delegate and all reasonable costs and expenses incurred or expended by such attorney or delegate will form part of the Obligations and rank in priority to any mortgage, charge or Lien created subsequent to this deed.

13.4    Delegation

Each attorney may delegate its powers to any person for any period and may revoke a delegation.

14.NOTICES

14.1    Requirements

A notice or other communication including, but not limited to, a request, demand, consent or approval to be made or given to or by a party to this deed shall be made in accordance with the Credit Agreement.

15.GOVERNING LAW AND JURISDICTION

15.1    Governing law

This deed shall be governed by and construed in accordance with the laws of Bermuda.

15.2    Submission to jurisdiction

Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of Bermuda. Each party waives any right it has to object to an action being brought in those courts including, but not limited to, by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

15.3    Service of process

Without preventing any other mode of service, any document in an action (including, but not limited to, any writ or summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices under Clause 14.

16.COUNTERPARTS

This deed may consist of a number of counterparts and the counterparts taken together constitute one and the same instrument.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorised officers to execute and deliver this Deed of Debenture as a Deed on the date first above written.

Executed and Delivered as a Deed )

for and on behalf of )

INTELSAT FINANCE )

BERMUDA LTD. )

By: Jean-Philippe Gillet /s/ Jean-Philippe Gillet

Title: Director

[Signature page to Bermuda Debenture]

Executed as a deed on behalf of )

WILMINGTON TRUST, NATIONAL ASSOCIATION,)

As successor by merger to Wilmington Trust FSB )

as Collateral Trustee )

By: /s/ Renee Kuhl

Title: Vice President

[Signature page to the Deed of Debenture]